EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 20, 1998, which appears on page 53 of the 1997 Annual Report to the Stockholders of The Interpublic Group of Companies, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report dated February 20, 1998 on the Financial Statement Schedule, which appears on page F-2 of such Annual Report on Form 10-K. We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 20, 1998 except for Note 16 which is as of April 16, 1998, which appears in the Current Report on Form 8-K dated July 1, 1998. We also consent to the incorporation by reference of our report dated February 20, 1998 except for Note 16 which is as of April 16, 1998, on the Supplemental Financial Statement Schedule, which appears in the Current Report on Form 8-K dated July 1, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                    PricewaterhouseCoopers LLP


                                    New York, New York
                                    July 29, 1998